UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2017

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02   Unregistered Sales of Equity Securities.

In accordance with the Purchase Agreement which was disclosed in the Current Report on Form 8-K which PAVmed Inc. (the “Corporation”) filed with the U.S. Securities and Exchange Commission on February 1, 2017, the Corporation issued under such Purchase Agreement an additional 171,504 Units at a price of $6.00 per Unit. Each Unit consists of one share of Series A Convertible Preferred Stock and one Series A Warrant exercisable for one share of common stock. Each Series A Warrant is exchangeable for four Series X Warrants, each of which is exercisable for one share of common stock. A further description of the Series A Convertible Preferred Stock, the Series A Warrants and the Series X Warrants, including the terms of conversion and exercise, is set forth in the aforesaid Form 8-K.

On March 8, 2017, the Corporation received aggregate cash gross proceeds of $1,029,012 in connection with the sale of the Units. The Corporation paid commissions of $72,019.68 in connection with the sale of the Units, resulting in net proceeds to the Corporation, before payment of any expenses, of $956,992.32.

The Units were offered and sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act under Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of PAVmed Inc. dated March 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2017	PAVMED INC.

	By:	/s/ Lishan Aklog
Lishan Aklog, M.D.
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of PAVmed Inc. dated March 9, 2017.